Exhibit 23.1






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We  consent  to the  incorporation  by  reference  in the  Registration
Statements on Form S-8 (Nos. 333-135035 and 333-136875) of New England Bancshares, Inc., of our report dated June 18, 2007, on the consolidated balance sheets of New England Bancshares, Inc. and Subsidiary as of March 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, appearing in the Annual Report on Form 10-KSB for New England Bancshares, Inc. for the fiscal year ended March 31, 2007.


                                       /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                       --------------------------------------
                                       SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
June 25, 2007